Pipeline Data Reports First-Quarter Results; Expects Profitability in Q2 with Acquisition of Portfolio of 1,500 Merchants May 18, 2004 10:00:00 AM ET


     Pipeline Data Inc. PPDA today announced financial results for the first quarter ended March 31, 2004. Revenues increased 30% to $2,861,865 from $2,199,271 for the first quarter 2003. Gross profits from operations increased 21% to $521,199 from $429,729 for the first quarter 2003. EBITDA losses were reduced to $2,293 from $26,483 for the first quarter 2003, representing a 91% reduction.

     Commenting on the announcement, MacAllister Smith, Chief Executive Officer of Pipeline Data said, "We are pleased with our revenue and gross profit growth. Due to strength in our core operations, as well as significant recent developments in other key areas, such as merchant portfolio acquisitions and the appointment of Kevin Smith, formerly of Concord EFS FDC as our Chief Operating Officer, we are confident that the second quarter will see accelerating growth in both revenues and gross profits."

     The company also announced today the purchase of a 1,500 merchant account portfolio from Kent Stiritz (Millennium Merchant Services, Inc., "Millennium"), a pioneer in online merchant marketing. The all-stock transaction represents approximately $840,000 in annual net operating income to Pipeline.

     "The acquisition of the Millennium portfolio is a milestone event for our company because it marks the first time that Pipeline will attain a cash flow positive and profitable status. It is also significant because our merchant portfolio will now exceed 10,000 accounts," said MacAllister Smith.

     Kent Stiritz, President of Millennium, stated "I am pleased with my decision to have sold this portfolio to Pipeline. After conducting thorough research, which included extensive discussions with Pipeline management, I gladly accepted an all-stock transaction. I feel confident that Pipeline has the requisite personnel and resources to successfully execute its business strategy."

     In addition to the purchase, Pipeline will become a preferred merchant processor for Millennium and will continue to provide Millennium with Pipeline's suite of merchant processing tools. The transaction also allows Pipeline the right to purchase certain of Mr. Stiritz's other portfolios at a predetermined price. Additionally, Mr. Stiritz will receive a $500,000 line of credit to be used towards further development of Millennium.

About Pipeline Data Inc.:

     Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 10,000 merchant customers.

Safe Harbor Statement:

     The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.


Contact Information: Pipeline Data Inc.
Lane Gordon, 800-932-5708 x228
Lane.Gordon@pipelinedata.com
www.pipelinedata.com